EXHIBIT 17.1


RIM HOLDINGS, INC.
7579 E. Main Street, Suite 600
Scottsdale, AZ 85251


To the Board of Directors of Rim Holdings, Inc., a Nevada corporation:

     I, Christina M. Strauch, hereby resign from the Board of Directors of Rim Holdings, Inc., effective at 5:00pm Pacific Time on June 22, 2004.

Dated:  June 22, 2004



                                                /s/ Christina M. Strauch
                                                --------------------------------
                                                Christina M. Strauch